CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of the CornerCap Group of Funds and to the use of our report dated May 6, 1999 on the financial statements and financial highlights of CornerCap Balanced Fund and CornerCap Growth Fund, each a series of shares of the CornerCap Group of Funds. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.


                                        /s/ Tait, Weller & Baker
                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 27, 1999